UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                       (Date of earliest event reported):

                               September 24, 2003


                                 ANTIGENICS INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                         000-29089                06-1562417
(State or other jurisdiction of     (Commission file number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          630 FIFTH AVENUE, SUITE 2100
                            NEW YORK, NEW YORK 10111
              (Address of principal executive offices and zip code)

                                 (212) 994-8200
              (Registrant's telephone number, including area code)




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ITEM 5.    Other Events.
           ------------

         On September 24, 2003, Antigenics Inc. (the "Company") consummated its sale of 31,620 shares of its newly created Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), to Brad M. Kelley, an existing stockholder of the Company for proceeds to the Company of $31,620,000. Under the terms and conditions of the Certificate of Designation creating the Series A Preferred Stock, the stock is convertible by the holder at any time into common stock of the Company, is non-voting, carries a 2.5 percent annual dividend yield, has an initial conversion price of $15.81, and is redeemable by the Company at its face amount on or after September 24, 2013. This description of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ANTIGENICS INC.



Date: September 24, 2003      By:   /s/ Garo H. Armen
                                  ----------------------------------------
                                  Garo H. Armen, Ph.D.
                                  Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibits:

Exhibit No.       Description
----------        -----------

3.1 Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Antigenics Inc.
                  filed with the Secretary of State of the State of Delaware on September 24, 2003.